As filed with the Securities and Exchange Commission on March 1, 1996

                                                  Registration No. ___________
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              ---------------------
                                  PepsiCo, Inc.
             (Exact name of registrant as specified in its charter)

                            North Carolina       13-1584302
                      (State of Incorporation)   (I.R.S. No.)

                            Purchase, New York 10577
          (Address of principal executive offices, including zip code)

                      Restaurant Deferred Compensation Plan
                            (Full title of the Plan)

                            Kathleen Allen Luke, Esq.
                   Vice President, Corporate Division Counsel
                                  PepsiCo, Inc.
                            Purchase, New York 10577
                     (Name and address of agent for service)
                                 (914) 253-3691
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of                      Proposed    Proposed      Amount of
securities to be  Amount      maximum     maximum       registration
registered (1)    to be       offering    aggregate     fee
                  registered  price       offering
                              per         price (2)
                              obligation
 ------------------------------------------------------------------------------
Deferred
Compensation
Obligations      $4,000,000   100%         $4,000,000     $1,379.31
-------------------------------------------------------------------------------

(1) The Deferred Compensation Obligations are unsecured obligations of PepsiCo, Inc. to pay deferred compensation in the future in accordance with the terms of the Restaurant Deferred Compensation Plan.
(2) Estimated solely for the purpose of determining the registration fee.
-------------------------------------------------------------------------------

                      RESTAURANT DEFERRED COMPENSATION PLAN


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         The information listed below, which has been filed by PepsiCo, Inc. ("PepsiCo") with the Securities and Exchange Commission (the "Commission"), is specifically incorporated herein by reference:

         (a) PepsiCo's Annual Report on Form 10-K for its fiscal year ended December 31,1994;
         (b)    PepsiCo's proxy statement filed pursuant to Section
                14 of the Securities Exchange Act of 1934 in connection with its 1995 Annual Meeting of Shareholders;
         (c) PepsiCo's Quarterly Report on Form 10-Q for the twelve weeks ended March 25, 1995;
         (d) PepsiCo's Quarterly Report on Form 10-Q for the twelve and twenty-four weeks ended June 17, 1995;
         (e) PepsiCo's Quarterly Report on Form 10-Q for the twelve and thirty-six weeks ended September 9, 1995;
         (f)    PepsiCo's Current Report on Form 8-K dated January 10, 1996;
                and
         (g)    PepsiCo's Current Report on Form 8-K dated February 7, 1996.

         All documents filed by PepsiCo pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof,and prior to the filing of a post-effective amendment indicating the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.           Description of Securities

         The obligations of PepsiCo under the Restaurant Deferred Compensation Plan (the "Obligations") are unsecured general obligations of PepsiCo to pay de-ferred compensation in the future in accordance with the terms of the Restaurant Deferred Compensation Plan (the "Plan") and rank pari passu with other unsecured and unsubordinated indebtedness of PepsiCo outstanding from time to time. However, the right of PepsiCo, hence the right of creditors of PepsiCo (including Participants in the Plan), to participate in any distribution of the assets of any subsidiary of PepsiCo upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of PepsiCo itself as a creditor of the subsidiary may be recognized.

         The amount of compensation deferred by each Participant is determined in accordance with the Plan based on the Participant's elections, subject to such rules and regulations as may be established by PepsiCo, as the plan administrator of the Plan. Each Obligation will be payable in accordance with the terms of the Plan. Under the Plan, the Obligations will yield an investment return (plus or minus) based on one or more options individually chosen by each Participant. The Obligations will be accounted for in units and are payable in United States dollars.

         Under the Plan, a Participant's right to the Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan or by the laws of descent and distribution. The Obligations are not convertible into another security of PepsiCo. No trustee has been appointed having the authority to take action with respect to the Obligations and each Participant will be responsible for acting independently with respect to, among other things, the making of investment elections and giving of notices.

         PepsiCo reserves the right to amend or terminate the Plan at any time.

Item 5.           Interests of Named Experts and Counsel

         Legal Opinion

          Kathleen Allen Luke, Esq., Vice President, Corporate Division Counsel of PepsiCo, has rendered an opinion stating that the Obligations registered hereunder, when incurred in accordance with the terms of the Plan, will be valid and binding obligations of PepsiCo, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditor's rights or by general equity principles. Ms. Luke is a full-time employee of PepsiCo and beneficially owns certain PepsiCo securities, including PepsiCo Capital Stock and options to purchase PepsiCo Capital Stock.

         Experts

         The consolidated financial statements and schedule of PepsiCo, Inc. and Subsidiaries as of December 31, 1994 and December 25, 1993, and for each of the years in the three year period ended December 31, 1994, included in the PepsiCo, Inc. 1994 Annual Report on Form 10-K have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements refers to the Company's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 112, "Employer's Accounting for Postemployment Benefits," and the change in its method for calculating the market-related value of pension plan assets used in the determination of pension expense in 1994 and the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 106, "Employers' Accounting For Postretirement Benefits Other Than Pensions" and No. 109, "Accounting For Income Taxes" in 1992. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

         With respect to the unaudited condensed consolidated interim financial statements of PepsiCo, Inc. and Subsidiaries as of and for the twelve weeks ended March 25, 1995, the twelve and twenty-four weeks ended June 17, 1995, and the twelve and thirty-six weeks ended September 9, 1995, incorporated by reference herein, KPMG Peat Marwick LLP has reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, their separate reports included in PepsiCo's quarterly reports on Form 10-Q as of and for the twelve weeks ended March 25, 1995, the twelve and twenty-four weeks ended June 17, 1995, and the twelve and thirty-six weeks ended September 9, 1995, incorporated by reference herein, state that they did not audit and they do not express an opinion on such condensed consolidated interim financial statements. Accordingly, the degree of reliance on their reports on such financial statements should be restricted in light of the limited nature of the review procedures applied. KPMG Peat Marwick LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited condensed consolidated interim financial statements because such reports are not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

         The financial statements incorporated herein by reference to all documents subsequently filed by PepsiCo pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are or will be so incorporated in reliance upon the reports of KPMG Peat Marwick LLP and any other independent public accountants, and relating to such financial information and upon the authority of such independent public accountants as experts in auditing and accounting in giving such reports to the extent that the particular firm has audited such financial statements and consented to the use of their reports thereon.

Item 6.           Indemnification of Directors and Officers

         (i) Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act provide as follows:

         Section 55-8-50.  Policy statement and definitions.

              (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

              (b) Definitions in this Part:

                  (1) 'Corporation' includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                  (2) 'Director' means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. 'Director' includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (3) 'Expenses' means expenses of every kind incurred in defending a proceeding, including counsel fees.

                  (4) 'Liability' means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (4a) 'Officer', 'employee' or 'agent' includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                  (5) 'Official capacity' means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. 'Official capacity' does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  (6) 'Party' includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (7) 'Proceeding' means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         Section 55-8-51.  Authority to Indemnify.

              (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                  (1) He conducted himself in good faith; and

                  (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                  (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

              (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

              (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

              (d) A corporation may not indemnify a director under this section:

                  (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

              (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

              (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

         Section 55-8-52.  Mandatory indemnification.

              Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         Section 55-8-53.  Advance for expenses.

              Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

         Section 55-8-54.  Court-ordered indemnification.

              Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

                  (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

                  (2) The director is fairly and reasonably entitled to indem-nification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnifica-tion is limited to reasonable expenses incurred.

         Section 55-8-55.  Determination and authorization of indemnification.

              (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

              (b) The determination shall be made:

                  (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors(in which selection directors who are parties may participate); or

                  (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

              (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

         Section 55-8-56.  Indemnification of officers, employees, and agents.

              Unless a corporation's articles of incorporation provide otherwise:

                  (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                  (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                  (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         Section 55-8-57.  Additional indemnification and insurance.

              (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a
         corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

              (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred on or prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

              (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

         Section 55-8-58.  Application of Part.

              (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

              (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

              (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

         (ii) Section 3.07 of Article III of the By-Laws of PepsiCo provides as follows:

              Unless the Board of Directors shall determine otherwise, the Corporation shall indemnify, to the full extent permitted by law, any person who was or is, or who is threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such indemnification may, in the discretion of the Board, include advances of a director's, officer's or employee's expenses prior to final disposition of such action, suit or proceeding. The right of indemnification provided for in this Section
         3.07 shall not exclude any rights to which such persons may otherwise be entitled by contract or as a matter of law.

         (iii) Officers and directors of PepsiCo are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

         (iv) PepsiCo has entered into indemnification agreements with its directors whereby (with certain exceptions) PepsiCo will, in general, indemnify directors, to the extent permitted by law, against liabilities, costs or expenses arising out of his or her status as a director by reason of anything done or not done as a director.

Item 8.           Exhibits

         The Index to Exhibits is incorporated herein by reference.


Item 9.           Undertakings

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Purchase, New York, on the 1st day of March, 1996.


                                                PEPSICO, INC.


                                           By: /s/ LAWRENCE F. DICKIE
                                               ----------------------------
                                               Lawrence F. Dickie
                                               Vice President, Associate General
                                               Counsel and Assistant Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                     Title                           Date

D. Wayne Calloway  *          Chairman of the Board and       March 1, 1996
(D. Wayne Calloway)           Chief Executive Officer



Robert G. Dettmer  *          Executive Vice President        March 1, 1996
(Robert G. Dettmer)           and Chief Financial Officer



Robert L. Carleton  *         Senior Vice President           March 1, 1996
(Robert L. Carleton)          and Controller (Chief
                              Accounting Officer)

John F. Akers  *              Director                        March 1, 1996
(John F. Akers)

Robert E. Allen  *            Director                        March 1, 1996
(Robert E. Allen)

Roger A. Enrico  *            Vice Chairman of the Board      March 1, 1996
(Roger A. Enrico)             and Chairman and Chief
                              Executive Officer,
                              PepsiCo Worldwide Restaurants

John J. Murphy  *             Director                        March 1, 1996
(John J. Murphy)

Andrall E. Pearson  *         Director                        March 1, 1996
(Andrall E. Pearson)

Sharon Percy Rockefeller  *   Director                        March 1, 1996
(Sharon Percy Rockefeller)

Roger B. Smith  *             Director                        March 1, 1996
(Roger B. Smith)

Robert H. Stewart, III  *     Director                        March 1, 1996
(Robert H. Stewart, III)

Franklin A. Thomas  *         Director                        March 1, 1996
(Franklin A. Thomas)

P. Roy Vagelos  *             Director                        March 1, 1996
(P. Roy Vagelos)

Arnold R. Weber  *            Director                        March 1, 1996
(Arnold R. Weber)


*By:/s/ LAWRENCE F. DICKIE
       -------------------------
       (Lawrence F. Dickie)
       Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.                      Description

      5 Opinion and consent of Kathleen Allen Luke, Esq., Vice President and Corporate Division Counsel of PepsiCo.

     15 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information, incorporated by reference from Exhibit 15 to PepsiCo's Quarterly Report on Form 10-Q for the twelve weeks ended March 25, 1995, the twelve and twenty-four weeks ended June 17, 1995, and the twelve and thiry-six weeks ended September 9, 1995.*

     23   (a)  Consent of KPMG Peat Marwick LLP

          (b) The consent of Kathleen Allen Luke, Esq. is contained in her opinion filed as Exhibit 5.*

     24 Copy of Power of Attorney, incorporated by reference to PesiCo's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.*
---------------------------------------
*Previously filed or incorporated by reference